Exhibit 3.597

ENDORSED
FILED
in the office of the Secretary of State
of the State of California
MAY 13 1987
MARCH FONG EU, Secretary of State
ARTICLES OF INCORPORATION OF
OF
LA CANADA DISPOSAL, INC.
The undersigned Incorporator hereby executes, acknowledges, and files the following ARTICLES OF INCORPORATION for the purpose of forming a corporation under the General Corporation Law of the State of California.
     One: The name of the Corporation shall be:
LA CANADA DISPOSAL, INC.
     Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by California Corporations Code;
     Three: The name and address in this State of the Corporation’s initial agent for service of process in accordance with Subdivision (b) of Section 1502 of the General Corporation Law is:
Richard Goodwin
3712 Berwick Drive
La Canada, CA 91011
     Four: The corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is ONE HUNDRED (100).
     IN WITNESS WHEREOF, the undersigned incorporator has executed the foregoing ARTICLES OF INCORPORATION on the [ILLEGIBLE] day of May, 1987.

/s/ Richard Goodwin Richard Goodwin, Incorporator
The undersigned declares that he is the person who executed the foregoing ARTICLES OF INCORPORATION and that such instrument is the act and deed of the undersigned.

/s/ Richard Goodwin Richard Goodwin

ENDORSED-FILED
in the office of the Secretary of State
of the State of California
Jun 08 2001
BILL JONES, Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
LA CAÑADA DISPOSAL, INC.
* * * * * * * *
     We, Michael Goodwin, the President and Cynthia Goodwin, the Secretary of La Cañada Disposal, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify that:
     1. They are the President and the Secretary, respectively, of La Cañada Disposal, Inc., a California corporation.
     2. Article One of the Articles of Incorporation of this corporation is amended in its entirety to read as follows:
     One: The name of the Corporation shall be:
La Cañada Disposal Company, Inc.
     3. The foregoing amendment to the Articles of Incorporation has been approved by the board of directors.
     4. The foregoing amendment of Articles of Incorporation has been duly adopted by the required vote of the shareholders in accordance with Section 902, of the California Corporations Code. The total number of outstanding shares of the corporation is 45. All 45 shares voted in favor of the amendment, which exceeded the vote required to approve said amendment.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

     Executed at [ILLEGIBLE] on 6/5, 2001.

/s/ Michael Goodwin Michael Goodwin, President

/s/ Cynthia Goodwin Cynthia Goodwin, Secretary